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                                                                  Exhibit 99.1


FOR IMMEDIATE RELEASE

CONTACT:    Timothy W. Henry
            Phone: (704) 344-8150
            E-mail: Thenry@fairpoint.com


                     FAIRPOINT COMMUNICATIONS SOLUTIONS CORP.
                       ANNOUNCES CONSOLIDATION OF OPERATIONS


                          CUSTOMERS WILL NOT BE IMPACTED
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               CHARLOTTE, N.C. (Dec. 18, 2000) - FairPoint Communications
Solutions Corp. (Solutions), a subsidiary of FairPoint Communications, Inc. (FairPoint), today announced organizational changes to its operations and sales offices, including closing facilities in several states.

              Operation centers in Birmingham, Ala., and Dallas, Texas, will be closed and consolidated to Solutions' central facility in Albany, N.Y. Solutions will also close 15 of 41 district sales offices, including all those in the Southeast and Southwest. Approximately 365 employee positions are being eliminated by the consolidation.

              The changes announced will have no effect on the customers in the 17 states served by Solutions, which offers a wide array of communications services, including local, long distance, Internet and data services to businesses and organizations in smaller markets.

              Citing current market and financial trends, Jack Thomas, Chairman and CEO of FairPoint Communications, Inc., said, "This consolidation is a prudent response to recent significant changes in financial market conditions. Our focus is on redirecting our energies from rapid market growth to high quality revenue growth from existing markets. We believe this will allow us to reach profitability sooner, preserve capital resources and enhance our presence in existing markets. This new direction is intended to put Solutions in a much stronger position to achieve its long-term goals of being the provider of choice in the markets we serve."

               Mr. Thomas added that Solutions is continuing to evaluate the efficiency of its structure at the Albany operation center and at Solutions' headquarters in Charlotte, N.C.

              The costs associated with the consolidation of facilities will be reflected in FairPoint's fourth quarter financial statements.


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              FairPoint Communications Solutions Corp. is a subsidiary of
FairPoint Communications, Inc., an integrated communications provider offering bundled services, such as local dial tone, intrastate and interstate access, long distance, enhanced services, Internet services, data and other related communications services to customers in rural communities. FairPoint was founded in 1993 to take advantage of consolidation opportunities in the highly fragmented rural market of the telecommunications industry. FairPoint currently serves more than 335,000 access lines.

              Solutions was created in 1998 as a competitive communications business to serve business customers primarily in small urban markets adjacent to FairPoint's existing rural telephone properties. To complement its traditional telephone company business and to take advantage of growing market opportunities, FairPoint initiated its Solutions business to compete with incumbent carriers in its target markets.

              The statements in this news release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in previous FairPoint Communications, Inc., filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, acquisitions and divestitures, growth and expansion risks, the availability of equipment, materials, inventories and programming, product acceptance, and the ability to construct, expand and upgrade its services and facilities. FairPoint does not undertake to update any forward-looking statements in this news release or with respect to matters described herein.


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